Exhibit 99.1

Press Release

investors@aquaventure.com

Investors Hotline: 855-278-WAAS (9227)

FOR IMMEDIATE RELEASE

November 1, 2018

AquaVenture Holdings Limited Announces Acquisition of AUC Group and Expansion of Corporate Credit Agreement

(Tampa, Fla.) – AquaVenture Holdings Limited (NYSE: WAAS) (“AquaVenture” or the “Company”), a leader in Water-as-a-ServiceTM (“WAASTM”) solutions, today announced that it completed the acquisition of all of the issued and outstanding membership interests of AUC Acquisitions Holdings, LLC (“AUC”) for an aggregate purchase price of approximately $130.0 million, including approximately $128.0 million cash and 121,956 AquaVenture ordinary shares, subject to adjustment  as provided in the purchase agreement.

AUC provides wastewater treatment and water reuse solutions primarily to property developers and municipal customers, including utility districts, in the United States.  The wastewater treatment products and services offered include scalable modular treatment plants, field-erected treatment plants and temporary bypass plants. The products and services are delivered to customers through capital and financed equipment sales, and leasing arrangements.  Since beginning operations more than 45 years ago, AUC has delivered over 1,500 wastewater treatment and water reuse plants ranging in capacity from 5,000 gallons per day to over 1.5 million gallons per day, and currently has more than 80 leases  of wastewater treatment plants to customers. AUC is headquartered in Houston, Texas.

Doug Brown, Chairman and CEO of AquaVenture Holdings, commented: “We are excited to announce the acquisition of AUC, which expands our WAAS solutions in the wastewater treatment and water reuse businesses. AUC’s business model of offering fully-financed solutions with long-term customer relationships mirrors AquaVenture’s existing portfolio while broadening our footprint in the United States.   We welcome our new teammates and customers to the AquaVenture family.”

In addition, the Company entered into an amendment of its $150.0 million senior secured credit agreement (“Amended Corporate Credit Agreement”) on November 1, 2018 to increase its borrowings to  $260.0 million and to reduce the interest rate for the existing $150.0 million loan by 50 basis points on both the variable and fixed portions.  A portion of the incremental debt in addition to existing cash  was used to fund the acquisition of AUC.

Conference Call and Webcast Information

AquaVenture will host an announcement update conference call on Friday, November 2, 2018 at 8:00 am ET. Interested parties are invited to listen to the conference call by dialing 1-855-327-6837, or, for international callers, 1-631-891-4304 and ask for the AquaVenture conference call.  Replays of the entire call will be available through November 9, 2018 at 1-844-512-2921, or, for international callers, at 1-412-317-6671, conference ID #10005762.  A webcast of the conference call will also be available through the Investor Relations section of the Company’s website, www.aquaventure.com.  A copy of this press release is also available on the Company’s website.

About AquaVenture

AquaVenture is a multinational provider of WAAS™ solutions that provide customers a reliable and cost-effective source of clean drinking and process water primarily under long-term contracts that minimize capital investment by the customer. AquaVenture is composed of two operating platforms: Quench, a leading provider of filtered water systems and related services with over 125,000 units installed at institutional and commercial customer locations across the U.S. and Canada; and Seven Seas Water, a multinational provider of desalination and wastewater treatment solutions, providing more than 8.5 billion gallons of potable, high purity industrial grade and ultra-pure water per year to governmental, municipal, industrial and hospitality customers.

Safe Harbor Statement

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release regarding management's future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to AquaVenture's expectations for the wastewater treatment and water reuse businesses; expectations regarding future business development and acquisition activities; its expectations regarding performance from recently completed and pending acquisitions; and the impacts on operating results of those acquisitions, constitute forward-looking statements. Forward-looking statements can be identified by terminology such as "anticipate," "believe," "could," "could increase the likelihood," "estimate," "expect," "intend," "is planned," "may," "should," "will," "will enable," "would be expected," "look forward," "may provide," "would" or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in AquaVenture's filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, AquaVenture's actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. AquaVenture is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.